UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2008

QuantRx Biomedical Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania	18901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 880-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Letter Loan Agreement

On July 21, 2008, QuantRx Biomedical Corporation, a Nevada corporation (“QuantRx”), had an initial closing of a private placement of senior secured promissory bridge notes (the “bridge notes”) to certain accredited investors pursuant to loan letter agreements (the “loan agreements”) with such investors (the “lenders”). Under the loan agreements, the lenders lent (the “loan”) $425,000 to QuantRx on the terms described below. The loan is secured by certain intellectual property of, and shares of common stock of other corporations held by, QuantRx (the “collateral”) pursuant to stock pledge agreements (the “stock pledge agreements”) and patent, trademark and copyright security agreements (the “patent, trademark and copyright security agreements”, and together with the stock pledge agreements, the “security agreements”). The loan ranks pari passu with the senior secured convertible promissory notes in the principal amount of $2,157,246.58, issued by QuantRx in the first quarter of 2008. In connection with the loan, QuantRx issued to the lenders five-year warrants to purchase 25,000 shares of QuantRx’s common stock at $0.85 per share (the “warrants”) and 25,000 shares of common stock for every $100,000 of new principal invested in the loan.

The loan agreements permit QuantRx to issue bridge notes with a principal amount (face value) of up to $600,000 through a series of closings.

The material terms of the other principal agreements comprising the loan are summarized below.

8% Senior Secured Promissory Bridge Notes

On or about July 21, 2008, QuantRx had an initial closing of a private placement of 8% senior secured promissory bridge notes in the principal amount of $425,000 to the lenders. Proceeds from the bridge notes will be used by QuantRx for general corporate purposes. The material terms of the bridge notes are summarized below:

Maturity Date, Payment of Principal Amount and Interest. QuantRx must repay the entire principal amount of the bridge notes with all accrued and unpaid interest on September 15, 2008. Interest on the outstanding principal amount of the bridge notes will accrue at a rate of 8% per annum.

Seniority and Ranking. The notes rank senior to QuantRx’s currently issued and outstanding indebtedness and equity securities, provided that the bridge notes rank pari-passu with respect to (i) each other and (ii) the senior secured convertible promissory notes in the principal amount of $2,157,246.58, issued by QuantRx in the first quarter of 2008. With regards to the previously issued senior secured convertible promissory notes, the holders have waived certain “seniority” rights and interests held under those notes and the security agreements and have consented to the issuance by QuantRx of the bridge notes described herein.

Event of Default. Upon the occurrence of an event of default, QuantRx must pay to the lenders, on demand, the outstanding principal balance and all interest on the outstanding principal balance of the bridge notes, from the date of the event of default until payment in full, at the rate of 14% per annum. Generally, the occurrence of any of the following would constitute an event of default:

•	QuantRx fails to make any principal or interest payment for a period of seven business days after the date such payment becomes due;

•	any representation, warranty or certification made by QuantRx turns out to be false or incorrect in a material respect or QuantRx fails to comply with any of its material obligations under the note;

•	the holder of any indebtedness of QuantRx accelerates any payment of any principal or interest in an amount that exceeds $100,000;

•	a judgment or order for the payment of money is rendered against QuantRx in excess of $100,000 in the aggregate;

•
QuantRx (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the Bankruptcy Code, (iv) files a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesces in writing to any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) takes any action under the laws of any jurisdiction analogous to any of the foregoing; or

•
a proceeding or case is commenced against QuantRx without its application or consent seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) is undismissed for a period of 30 consecutive days.

Stock Pledge Agreements

In connection with the loan, QuantRx has entered into the stock pledge agreements, pursuant to which QuantRx extended to the lenders a continuing and perfected first priority security interest in certain equity securities owned by QuantRx of two private companies (collectively, the “pledged shares”) and specified rights and interests associated with the pledged shares. If an event of default occurs under the bridge notes, Platinum Long Term Growth LLC, as collateral agent for the lenders (the “collateral agent”), has agreed not to take any action with respect to the pledged shares for 120 days after the collateral agent provides QuantRx with notice of the its proposed action. With respect to the lenders, the stock pledge agreement, and the security interest created thereby, will terminate upon QuantRx’s payment in full of its payment obligations under the bridge notes.

Patent, Trademark and Copyright Security Agreement

Also, in connection with the loan, QuantRx has entered into the patent, trademark and copyright security agreements, pursuant to which QuantRx extended to the lenders a continuing and perfected first priority security interest in all of its owned or acquired patents, trademarks and copyrights and specified intellectual property and related rights and interests associated therewith (the “IP collateral”). If an event of default occurs under the bridge notes, the collateral agent has agreed not to take any action with respect to the IP collateral for 120 days after the collateral agent provides QuantRx with notice of its proposed action. With respect to the lenders, the patent, trademark and copyright security agreements, and the security interest created thereby, will terminate upon QuantRx’s payment in full of its payment obligations under the bridge notes.

Warrants and Common Stock

In consideration for the loaned funds evidenced by the bridge notes, QuantRx issued to the lenders warrants exercisable for a total of 106,250 shares of QuantRx’s common stock at a per share exercise price of $0.85 and 106,250 shares of common stock. The warrants have a five-year term, and provide for cashless exercise and customary anti-dilution protection.

Fees

QuantRx has agreed to pay Burnham Hill Partners, a division of Pali Capital, Inc., placement agent cash compensation based on the gross proceeds received from investors located by such agents. Burnham Hill Partners will receive a cash placement fee equal to 10% of the gross proceeds received by QuantRx in the financing. Additionally, five-year warrants with an exercise price of $0.85 for the purchase of 100,000 shares of common stock were issued pursuant to the placement. The shares of QuantRx’s common stock underlying the warrants will have standard piggyback registration rights, will be exercisable pursuant to a cashless exercise provision and will be non-redeemable. QuantRx will also pay the documented legal costs incurred by Burnham Hill Partners and/or the investors in connection with the financing, up to a maximum of $5,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 3.02.

The terms of the bridge notes and warrants, including, but not limited to, the exercise into shares of common stock, as applicable, are described in Item 1.01 above. QuantRx offered and sold the bridge notes and warrants, and shares of common stock underlying the warrants, in a private placement to the lenders, investors who are “accredited investors,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

The private placement was effected without registration under the Securities Act in reliance upon the exemption provided by Rule 506 and/or Section 4(2) thereunder. No form of general solicitation or general advertising was made in connection with the offer or sale of these securities. The filing of this report shall not constitute an offer to sell, or a solicitation of an offer to buy, any QuantRx securities.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Form of Senior Secured Bridge Note, dated June 2008 and maturing September 15, 2008, issued by QuantRx in favor of lender.

4.2	Form of Warrant to Purchase Shares of Common Stock of QuantRx, dated June 2008, issued by QuantRx in favor of lender.

10.1	Form of Bridge Letter Loan Agreement, dated June 2008, between QuantRx and lender.

10.2	Form of Stock Pledge Agreement, dated June 2008, between QuantRx and lender.

10.3	Form of Patent, Trademark and Copyright Security Agreement, dated June 2008, between QuantRx and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION

Date: July ____, 2008	By:
Walter Witoshkin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Senior Secured Bridge Note, dated June 2008 and maturing September 15, 2008, issued by QuantRx in favor of lender.

4.2	Warrant to Purchase Shares of Common Stock of QuantRx, dated June 2008, issued by QuantRx in favor of lender.

10.1	Bridge Letter Loan Agreement, dated June 2008, between QuantRx and lender.

10.2	Stock Pledge Agreement, dated June 2008, between QuantRx and lender.

10.3	Patent, Trademark and Copyright Security Agreement, dated June 2008, between QuantRx and lender.